EXHIBIT FS-2


THE COMPANY
PRO FORMA COMBINED STATEMENTS OF INCOME
Twelve Months Ended December 31, 1996
(In Millions, Except Per-Share Amounts)


                    Pacific Enterprises     Enova Corporation
                    (As Reported)           (As Reported)
                    ___________________     _________________


Revenues and Other Income
  Gas (Note 1)                 $  2,422          $    348
  Electric                                          1,591
  Other                             141                54
                                 ______           _______
Total Operating Revenues          2,563             1,993
  Other Income                       25                 3
                                 ______           _______
    Total                         2,588             1,996
                                 ______           _______
Expenses
  Cost of gas distributed
   (Note 1)                         866               152
  Electric fuel                                       134
  Purchased power                                     311
  Operating and maintenance         910               532
  Depreciation and
      amortization                  255               332
  Franchise payments and other
    taxes                            98                45
  Preferred dividends of
    subsidiaries                      8                 7
                                 ______            ______
    Total                         2,137             1,513
                                 ______            ______
  Income From Operations Before
    Interest and Income Taxes       451               483
  Interest expense                   97               103
                                 ______            ______
  Income Before Income Taxes        354               380
  Income taxes                      151               149
                                 ______            ______
  Net Income                        203               231
  Dividends on preferred stock        5
     Preferred stock original
      Issue discount                  2
                                 ______            ______
     Net Income Applicable to
      Common Stock             $    196          $    231
                                 ______             _____
  Weighted Average Shares
    Outstanding (Note 2)           82.6             116.6
                                 ______             _____
    Net Income Per Share of
      Common Stock             $   2.37       $      1.98

See accompanying notes to Pro Forma Combined Financial
Statements


                           EXHIBIT FS-2

THE COMPANY
PRO FORMA COMBINED STATEMENTS OF INCOME
Twelve Months Ended December 31, 1996
(In Millions, Except Per-Share Amounts)

                                -----------Unaudited-------

                                Pro Forma
                                Adjustments       Pro Forma
                                (Note 3)          Combined
                                ___________       __________
Revenues and Other Income
  Gas (Note 1)                   $    (60)         $  2,710
  Electric                                            1,591
  Other                                                 195
                                    ______            _____
    Total Operating Revenues          (60)            4,496
  Other Income                                           28
                                    ______            _____
      Total                           (60)            4,524
                                    ------            -----
Expenses
  Cost of gas distributed (Note 1)    (60)              958
  Electric fuel                                         134
  Purchased power                                       311
  Operating and maintenance           (37)            1,405
  Depreciation and amortization                         587
  Franchise payments and other
    taxes                              37               180
  Preferred dividends of
    subsidiaries                                         15
                                      -----           -----
      Total                           (60)            3,590
                                      -----           -----
  Income From Operations Before
    Interest and Income Taxes                           934
  Interest expense                                      200
                                      -----           -----
  Income Before Income Taxes           --               734
  Income taxes                                          300
                                      ------           ----
    Net Income                         --               434
  Dividends on preferred stock                            5
  Preferred stock original issue
    discount                                              2
                                       ------         -----
  Net Income Applicable to Common
    Stock                            $             $    427
                                        -------       -----
  Weighted Average Shares
    Outstanding (Note 2)               41.6           240.8
                                      ______          _____
  Net Income Per Share of Common
     Stock                           $             $  1.77

See accompanying notes to Pro Forma Combined Financial
Statements



                            EXHIBIT FS-1

THE COMPANY
PRO FORMA COMBINED BALANCE SHEET
December 31, 1996
(In Millions)
                               Pacific           Enova
                               Enterprises       Corporation
                               (As Reported)     (As Reported)
                               _____________     _____________
Assets
Utility plant - at original cost     $  6,080        $  5,704
Accumulated depreciation and
  decommissioning                      (2,843)         (2,630)
                                       ______          ______
  Utility plant - net                   3,237           3,074
                                       ______          ______
Investments and other property            115             650
                                       ______          ______
Current assets
  Cash and temporary investments          256             173
  Accounts and notes receivable
    (Note 1)                              481             221
  Income taxes receivable                  58
  Deferred income taxes                     9
  Gas in storage                           28
  Other inventories                        22              63
  Regulatory accounts receivable          285
  Other                                    22              47
                                        _____            _____
    Total current assets                1,161             504
                                        _____            _____
Deferred taxes recoverable in rates                       189
                                       ______            _____
Regulatory assets                         552
                                        _____            _____
Deferred charges and other assets         121             232
                                        _____            _____
  Total                              $  5,186        $  4,649
                                        -----           -----
See accompanying notes to Pro Forma Combined Financial Statements.



                            EXHIBIT FS-1

THE COMPANY
PRO FORMA COMBINED BALANCE SHEET
December 31, 1996
(In Millions)

                                ---------Unaudited---------

                                Pro Forma
                                Adjustments       Pro Forma
                                (Note 3)           Combined
                                ___________       __________

Assets
Utility plant - at original cost                      $ 11,784
 Accumulated depreciation and
  decommissioning                                       (5,473)
                                     ______            _______
   Utility plant - net                                   6,311
                                     ______            _______
  Investments and other property                           765
                                     ______            _______
Current assets
  Cash and temporary investments                           429
  Accounts and notes receivable
    (Note 1)                        $  (10)                692
  Income taxes receivable                                   58
  Deferred income taxes                 13                  22
  Gas in storage                        15                  43
  Other inventories                    (15)                 70
  Regulatory accounts receivable       (35)                250
  Other                                (13)                 56
                                    ______               ______
     Total current assets              (45)               1,620
                                    ______               ______
Deferred taxes recoverable
  in rates                            (189)
                                   _______               ______
  Regulatory assets                    284                  836
                                    ______               ______
Deferred charges and other assets      (95)                 258
                                    ______               ______
  Total                             $  (45)            $  9,790
                                    ------               ------
See accompanying notes to Pro Forma Combined Financial
Statements.


                           EXHIBIT FS-1

THE COMPANY
PRO FORMA COMBINED BALANCE SHEET
December 31, 1996
(In Millions)
                                Pacific           Enova
                                Enterprises       Corporation
                                (As Reported)    (As Reported)
                                _____________    _____________

Capitalization and Liabilities
Capitalization
  Capital stock
    Preferred stock                 $     80
    Common stock                       1,095          $    858
                                       _____              ____
      Total capital stock              1,175               858
Retained earnings                        314               712
Deferred compensation relating
  to Employee Stock Ownership
  Plan                                   (49)
                                        _____             _____
   Total shareholders' equity          1,440             1,570
Preferred stock of subsidiary             95               103
Long-term debt                         1,095             1,479
Debt of Employee Stock Ownership
  Plan                                   130
                                        _____             _____
  Total capitalization                 2,760             3,152
                                        -----             -----

Current liabilities
  Long-term debt due within one
    year                                 149
  Short-term debt                        262                70
  Accounts payable (Note 1)              577               176
  Taxes accrued                           29
  Interest accrued                        41                21
  Regulatory balancing accounts                             35
  Dividends payable                                         47
  Other                                   80               159
                                       _____              ____
    Total current liabilities          1,138               508
                                       -----              ----
Customer advances for
  construction                            42                35
                                       _____              ____
  Postretirement benefits other than
  pensions                               226
                                       _____              ____
Deferred income taxes                    321               497
                                       _____              ____
Deferred income tax credits               64                64
                                       _____              ____
Deferred credits and other
  liabilities                            635               393
                                       _____             _____
    Total                           $  5,186          $  4,649
                                       -----             -----

See accompanying notes to Pro Forma Combined Financial
Statement


                            EXHIBIT FS-1

THE COMPANY
PRO FORMA COMBINED BALANCE SHEET
December 31, 1996
(In Millions)

                                  ----------Unaudited---------

                                  Pro Forma
                                  Adjustments       Pro Forma
                                  (Note 3)          Combined
                                  ____________      __________

Capitalization and Liabilities
Capitalization
  Capital stock
    Preferred stock                                   $     80
    Common stock                                         1,953
                                        _____            _____
      Total capital stock                                2,033
Retained earnings                                        1,026
Deferred compensation relating to
  Employee Stock Ownership Plan                            (49)
                                        _____            _____
   Total shareholders' equity                            3,010
Preferred stock of subsidiary                              198
Long-term debt                                           2,574
Debt of Employee Stock Ownership
  Plan                                                     130
                                        _____            _____
  Total capitalization                                    5,912
                                        -----            -----

Current liabilities
  Long-term debt due within one
    year                                                   149
  Short-term debt                                          332
  Accounts payable (Note 1)         $     (10)             743
  Taxes accrued                                             29
  Interest accrued                                          62
  Regulatory balancing accounts           (35)
  Dividends payable                       (47)
  Other                                    47              286
                                        _____             _____

    Total current liabilities             (45)           1,601
                                        _____             _____
Customer advances for construction                          77
                                        _____             _____
Postretirement benefits other than
  pensions                                 34              260
                                        _____             _____
  Deferred income taxes                                    818
0                                      ______             _____
Deferred income tax credits                                128
                                       ______             _____
Deferred credits and other
  liabilities                             (34)             994
                                       ______             _____
    Total                           $     (45)        $  9,790
                                       ------             -----

See accompanying notes to Pro Forma Combined Financial Statements.




Notes to Pro Forma Combined Financial Statements

(1)  Intercompany transactions between Pacific Enterprises and
     Enova during the period presented were considered to be material and, accordingly, pro forma adjustments were made to eliminate such transactions.

(2) The pro forma combined statement of income reflects the conversion of each outstanding share of Pacific Enterprises common stock into 1.5038 shares of New Holding Company common stock and the conversion of each outstanding share of Enova common stock into one share of New Holding Company common stock, as provided in the merger agreement. The pro forma combined financial statements are presented as if the companies were combined during all periods included therein.

(3) Financial statement presentation differences between Pacific Enterprises and Enova were considered to be material and, accordingly, have been adjusted in the pro forma combined financial statements.

(4) None of the estimated cost savings or the costs to achieve such savings have been reflected in the pro forma combined financial statements. Transaction costs
     (including fees for financial advisors, attorneys, consultants, filings and printing) are being charged to operating and maintenance expense as incurred in accordance with Accounting Principles Board Opinion No.
     16 "Business Combinations."

(5) Accounting policy differences between Pacific Enterprises and Enova were considered to be immaterial and, accordingly, have not been adjusted in the pro forma combined financial statements.